NOTICE OF GUARANTEED DELIVERY

To Tender Preferred Shares

Of

PACHOLDER HIGH YIELD FUND, INC.

(the “Fund”)

Pursuant to the Offer to Purchase

Dated March 11, 2016

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below), upon the terms and subject to the conditions set forth in the Offer, if the preferred shares of beneficial interest, par value $0.01 per share and liquidation preference of $25,000 per share, designated Auction Rate Cumulative Preferred Stock, Series W (the “Preferred Shares”), of the Fund, and/or all other documents required by the Fund’s Letter of Transmittal, cannot be delivered to the Depositary (as defined in the Offer to Purchase, dated March 11, 2016 (the “Offer to Purchase”)) on or before 5:00 p.m., New York City time, April 13, 2016, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be mailed to the Depositary, and must be received by the Depositary on or before the Expiration Date. See Section 3, Procedures for Tendering Preferred Shares, of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By facsimile transmission:

For Eligible Institutions Only: (617) 360-6810

Telephone for Confirmation Only: (781) 575-2332

(This number is ONLY for confirmation of a fax; for information about the election, please contact the Information Agent, at (800) 457-0759.

By First Class Mail:	By Registered, Certified, or Express Mail, or Overnight Courier:
Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
PO Box 43011	250 Royall St, Suite V
Providence, RI 02940-3011	Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Fund’s Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

VOLUNTARY CORPORATE ACTIONS COY: PHF

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund named below, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 11, 2016 and the related Letter of Transmittal (which together, with respect to the Fund, constitute the “Offer”), receipt of which is hereby acknowledged, Preferred Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Name of Fund	Signature

☐ check here if the shares will be tendered by book-entry transfer	Name(s) of Tendering Institution

Number of Preferred Shares tendered	(Address)

DRS Transaction Advice Numbers (if applicable)	(Zip Code)

Account Number	(Area Code and Telephone Number)

To be effective, this form must be properly completed, signed and delivered, together with your properly completed Election Form, to the Depositary at one of the addresses listed on the first page of this Notice of Guaranteed Delivery by the Election Deadline. Do not send your election materials to the Fund manager or the Information Agent. Notice of Guaranteed Delivery for physical share presentation by broker must be FAXED to the agent before it is covered.

VOLUNTARY CORPORATE ACTIONS COY: PHF

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) “own(s)” the Preferred Shares tendered hereby and (b) guarantees to deliver to the Depositary the Preferred Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the New York Stock Exchange after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated: __, 2016

VOLUNTARY CORPORATE ACTIONS COY: PHF